Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is dated as of December 17, 2015, and executed by SS GROWTH OPERATING PARTNERSHIP, L.P. and certain affiliated entities signatory hereto (hereinafter, collectively, “Borrower”), the Lenders, and KEYBANK NATIONAL ASSOCIATION, (hereinafter, the “Administrative Agent”), for itself and for the Lenders in consideration of mutual covenants contained herein and benefits to be derived herefrom. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning provided for in the Original Credit Agreement.

RECITALS

WHEREAS, Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated July 31, 2014, as amended by that certain First Amendment to Credit Agreement dated as of January 23, 2015 (as amended, the “Original Credit Agreement”), whereby the Lenders have agreed to make revolving loans to Borrower in accordance with the terms and conditions of the Original Credit Agreement; and

WHEREAS, Borrower, Administrative Agent, and the Lenders, have agreed, on the conditions provided for herein, to amend certain terms and provisions of the Original Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the Administrative Agent hereby covenant and agree as follows:

1. The following definitions are hereby added to Section 1.01 of the Original Credit Agreement:

“Adjustment Period” has the meaning set forth in the definition of Borrowing Base Availability.

“Curtailment Period” means the period commencing on the date which is the earliest of (a) January 21, 2016, (b) the date on which the closing of the acquisition (hereinafter, the “Ashby Acquisition”) of the property located at 875 East Ashby Place, San Antonio, Texas by SSGT 875 E. Ashby Pl, LLC, a Delaware limited liability company, occurs, or (c) the date on which Borrower has raised sufficient equity to be able to close the Ashby Acquisition, and ending on the date on which the outstanding principal balance of the Loan has been reduced to the lesser of (x) an amount no greater than $40,000,000.00, or (y) an amount that would cause the Borrower to comply with the Borrowing Base Availability Calculations with such calculations being made as if the Loan is outside the Adjustment Period (i.e. a 55% of Pool Value and 1.35 to 1.00 Debt Service Coverage Ratio).

“Pool Debt Yield” means the ratio, expressed as a percentage, of (a) Net Operating Income from the Mortgaged Properties to (b) the outstanding principal balance of the Loans.

2. The definition of Applicable Rate in the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“Applicable Rate” means (a) for any Eurodollar Borrowing, from and after December 17, 2015 until the end of the Curtailment Period, 375 basis points, and at all other times 325 basis points, and (b) for any ABR Borrowing, from and after December 17, 2015 until the end of the Curtailment Period, 275 basis points, and at all other times 225 basis points.

3. The definition of Borrowing Base Availability in the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“Borrowing Base Availability” means, as adjusted from time to time pursuant to the terms hereof the lesser of (i) from and after December 17, 2015 through and including April 15, 2016 (the “Adjustment Period”) sixty five percent (65%) of the Pool Value of the Mortgaged Properties, and at all other times fifty-five percent (55%) of the Pool Value of the Mortgaged Properties, or (ii) during the Adjustment Period, a loan amount which would provide a Pool Debt Yield of no less than nine percent (9%), and at all other times a loan amount which would provide a minimum Debt Service Coverage Ratio of no less than 1.35 to 1.0.”

4. The definition of “EBITDA” in the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“EBITDA” means an amount derived from (a) net income, plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus (c) asset management fees, plus (d) property acquisition fees and expenses, plus (e) self-administration and listing fees, plus or minus (f) to the extent included in the determination of net income, any extraordinary losses or gains, such as those resulting from sales or payment of Indebtedness, plus (g) to the extent deducted in the calculation of net income, dividends paid or payable or accretion with respect to the applicable period of calculation on the SST Preferred Equity and plus or minus (h) non-cash foreign currency adjustments, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of EBITDA for the Borrower’s Unconsolidated Affiliates.”

5. The definition of “Management Company” in the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“Management Company” means SS Growth Property Management, LLC, a Delaware limited liability company and Extra Space Management, Inc., a Utah corporation.”

6. The definition of “Net Operating Income” in the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“Net Operating Income” shall mean, for any operating Real Property, the difference between (a) any rentals, proceeds and other income received from such property, less (b) an amount equal to all costs and expenses (excluding Interest Expense, depreciation and amortization expense, asset management fees, acquisition fees and expenses, self-administration and listing fees and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period, less (c) the Capital Expenditure Reserve. Net Operating Income shall be calculated based on the immediately preceding calendar quarter unless the Real Property has not been owned by the Borrower or its Subsidiaries for the entirety of such calendar quarter, in which event Net Operating Income shall be grossed up for such ownership period and may be adjusted as reasonably approved by the Administrative Agent.”

7. The definition of “Pool Value” in the Original Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“Pool Value” means, for the Mortgaged Properties in the Pool from time to time, the lesser of (a) the aggregate undepreciated cost of the Mortgaged Properties or (b) the aggregate Appraised Value of the Mortgaged Properties, provided, however, that the Mortgaged Property located at 875 East Ashby Place, San Antonio, Texas, shall be included in the Pool Value upon its becoming a Mortgaged Property until December 17, 2016 at a value equal to the undepreciated cost of such Mortgaged Property, and thereafter shall be included at the “Value In Use” as set forth in the Appraisal for such Mortgaged Property. During the Initial Term, Administrative Agent shall have the right, but not the obligation, in its sole discretion, to order updated Appraisals of the Mortgaged Properties at the Lenders’ expense for purposes of determining Pool Value, such updated Appraisals to be obtained no more frequently than once per annum. Notwithstanding the previous limitation, Administrative Agent shall have the right, but not the obligation, in its sole discretion, to order updated Appraisals of the Mortgaged Properties at the Borrower’s expense in connection with any requested extension of the Maturity Date in accordance with the terms hereof.”

8. Section 2.04(a) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Request for Increase. At any time prior to July 31, 2017, the Borrower shall have the option to increase the aggregate Commitments to a maximum aggregate available amount of $150,000,000.00 (the “Increase Option”). The Borrower may exercise the Increase Option at any time and from time to time by providing notice to the Administrative Agent (which shall promptly notify the Lenders); provided, however, (i) that at the time of each exercise of the Increase Option, there is no Default or Event of Default which shall have occurred and be continuing; (ii) in no event shall the existence of this Increase Option be deemed a commitment on the part of a Lender until such time as such Lender in writing increases its commitment or a new Lender issues a written commitment for any such amounts in excess of the then-existing committed Loan amount, and then in such event, such increase to the Loan amount shall only be to the extent of the increased commitment or new commitment amounts; (iii) at the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify a reasonable time period within which each Lender is requested to respond as to whether such Lender agrees to increase the amount of its Commitment in accordance with the terms and conditions of Section 2.04(e); (iv) any such increase shall be in minimum increments of $20,000,000.00 and (v) any such increase shall be integrated into this Agreement and shall be subject to the same terms and conditions as this Agreement, except as otherwise provided in Section 2.04(e)(vi); provided, however, at Lead Borrower’s option, Lead Borrower may request that any such requested increase in the amount of the aggregate Commitments be effected through the addition of one or more term loan commitments (and, in such event, all references in this Section 2.08 to any increase in the Commitments (or any Revolving Commitment), as and to the extent applicable at any time, shall be deemed and construed to mean and refer to any such term loan commitment in the amount of such increase, mutatis mutandis), subject further, however, (1) to the continued applicability of the terms and provisions of this Section 2.08 and (2) in addition to the items specified below, the prior execution and delivery by the Credit Parties of such other and further agreements, instruments, and documents which Administrative Agent may then require in its sole but reasonable determination to effect any such term loan commitment in the amount of such increase.”

9. A new Section 2.21 is hereby added to the Original Credit Agreement as follows:

“SECTION 2.21 Required Curtailment. Commencing one (1) week after the commencement of the Curtailment Period and thereafter during the Curtailment Period, Borrower and Parent shall apply, on a weekly basis, one hundred percent (100%) of the following amounts to reduce the outstanding principal balance of the Loans, which payments shall also reduce the aggregate Commitments hereunder until such aggregate Commitments equal $40,000,000.00:

(i) the net proceeds of all asset sales and refinancings (after customary closing costs and repayment of any Indebtedness secured by such asset); and

(ii) net proceeds of equity issuances of the Parent.”

10. Section 3.06 of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 3.06 Intellectual Property. To the actual knowledge of each Credit Party, such Credit Party owns, or is licensed to use, all patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material

Adverse Effect. To the actual knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Real Property with the Lenders acknowledging that each Mortgaged Property will be operated by Extra Space Management, Inc. under the “Extra Space” brand and marketing program and will utilize such Management Company’s “processes” and “methods”, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.

11. Section 5.02(a) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) a Total Leverage Ratio no greater than sixty-five percent (65%) during the Adjustment Period and at all other times no greater than sixty percent (60%).

12. Section 5.02(c) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c) an Interest Coverage Ratio of not less than 1.65:1.00 during the Adjustment Period, and thereafter 1.75:1.00 through the quarter ending June 30, 2016, and increasing to 1.85:1.00 as of September 30, 2016 and on each quarter end thereafter;

13. Section 5.02(e) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(e) a ratio of (i) the Indebtedness that bears interest at a varying rate of interest or that does not have the interest rate fixed, capped or swapped pursuant to a Hedging Agreement (excluding any such Indebtedness constituting the increased Commitment hereunder during the Adjustment Period) to (ii) the sum of the Indebtedness (excluding the increased Commitment hereunder during the Adjustment Period), not in excess of thirty percent (30%);”

14. Section 5.02(f) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(f) during the Adjustment Period, a Loan to Value Ratio of not greater than sixty-five percent (65%) and at all other times a Loan to Value Ratio of not greater than fifty-five percent (55%); and”

15. Section 5.02(g) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g) during the Adjustment Period, a Pool Debt Yield of not less than nine percent (9%) and at all other times a Debt Service Coverage Ratio of not less than 1.35:1.00.

16. Section 6.09(e) of the Original Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Indebtedness of the Parent, including, without limitation, that under recourse Guarantees (but excluding that relating to this Agreement), in an aggregate amount not to exceed fifteen percent (15%) of Total Asset Value prior to December 31, 2017, or ten percent (10%) of Total Asset Value thereafter.”

17. Schedule 2.01 of the Original Credit Agreement is hereby deleted in its entirety and replace with Schedule 2.01 attached hereto and made a part hereof.

18. Exhibit B-1 to the Original Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B-1 attached hereto and made a part hereof.

19. Exhibit B-2 to the Original Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B-2 attached hereto and made a part hereof.

20. Exhibit G to the Original Credit Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto and made a part hereof.

21. Commitment Fee. Borrower and Administrative Agent hereby agree that in connection with the increase of the KeyBank National Association Commitment to $46,250,000.00, Borrower shall pay a Commitment Fee pursuant to the terms of the Fee Letter in an amount equal to $328,125.00 (1.25% of the amount of such increased Commitment).

22. Additional Representations and Warranties. Each Borrower represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by each Borrower and constitutes such Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms.

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrowers of this Amendment.

23. Continuing Validity. Except as expressly amended hereby, the remaining terms and conditions of the Original Credit Agreement shall continue in full force and effect. All future references to the “Credit Agreement” shall be deemed to include references to the Original Credit Agreement, as amended by this Amendment. It is intended that this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

24. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

25. Multiple Counterparts. For the purpose of facilitating the execution of this Amendment as herein provided and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument. Signatures delivered by facsimile or PDF shall have the same legal effect as originals.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Amendment to be duly executed and delivered as a sealed instrument as of the date first written above.

BORROWER:

SS GROWTH OPERATING PARTNERSHIP, L.P. a Delaware limited partnership

By:	Strategic Storage Growth Trust, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	President

SSGT 3252 N US HIGHWAY 1, LLC,

SSGT 4866 E RUSSELL RD, LLC,

SSGT 4349 S JONES BLVD, LLC

SSGT 1302 MARQUETTE DR, LLC

SSGT 1001 TOLLGATE RD, LLC

SSGT 1111 W GLADSTONE ST, LLC

SSGT 7760 LORRAINE AVE, LLC

SSGT 7211 ARLINGTON AVE, LLC

SSGT 3850 AIRPORT RD, LLC

each a Delaware limited liability company

By:	Strategic Storage Growth Trust, Inc.,
a Maryland corporation, its Manager

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Title:	President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Christopher T. Neil
Name:	Christopher T. Neil
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Second Amendment to Credit Agreement]

GUARANTOR CONFIRMATION

The undersigned hereby acknowledges and consents to the foregoing Second Amendment to Credit Agreement and acknowledges and agrees that the undersigned remains obligated for the various obligations and liabilities of Borrower to the Administrative Agent and the Lenders under the Credit Agreement dated July 31, 2014, as amended, as provided for in that certain Guaranty dated July 31, 2014, executed by the undersigned.

STRATEGIC STORAGE GROWTH TRUST, INC.,
a Maryland corporation

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	President

[Guarantor Confirmation Page to Second Amendment to Credit Agreement]